               [Letterhead of Goldman, Spring, Schwartz & Kichler]


                                                  August 15, 2000


Changepoint Corporation
1595 Sixteenth Avenue
Richmond Hill, Ontario
Canada L4B 3N9

Ladies and Gentlemen:

     We are acting as your special Canadian counsel in connection with the Registration Statement on Form F-1 (the "Registration Statement") filed with the United States Securities and Exchange Commission by Changepoint Corporation (the "Company") relating to the initial public offering of the Company's common shares.

     We hereby confirm, in all material respects, our opinion with respect to Canadian federal income tax laws contained in Part I of the Registration Statement under the caption "Tax Considerations - Canadian Federal Income Tax Considerations", subject to the assumptions and limitations set forth therein.

     We hereby consent to the use of our name under the caption "Legal Matters" in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this letter. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              Very truly yours,


                              /s/ Goldman, Spring, Schwartz & Kichler